                                                                    EXHIBIT 10.1

                       PLAN AND AGREEMENT OF DISTRIBUTION

     THIS PLAN AND AGREEMENT OF DISTRIBUTION (this "Agreement") is entered into as of __________, 2001, between Thermo Electron Corporation, a Delaware corporation ("Thermo Electron"), and Viasys Healthcare Inc., a Delaware corporation ("Viasys").

                                    RECITALS

     WHEREAS, Thermo Electron is the holder of all of the issued and outstanding shares of Common Stock, $.01 par value per share, of Viasys ("Viasys Common Stock; and

     WHEREAS, Thermo Electron has contributed certain technology and certain assets to Viasys and intends to make other arrangements to establish Viasys as a separate enterprise for the purpose of engaging in the design, manufacture and sale of medical devices and instruments in the fields of respiratory care, neurocare and specialty medical products; and

     WHEREAS, it is the intention of Thermo Electron to distribute all of the issued and outstanding shares of Viasys Common Stock held by Thermo Electron to the stockholders of Thermo Electron (the "Distribution"); and

     WHEREAS, Thermo Electron and Viasys have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters following such Distribution;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 GENERAL. As used in this Agreement and the Exhibits hereto, the following terms shall have the following meanings:

          "ACTION" means any action, claim, suit, litigation, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "ACTIVE EMPLOYEES" means, with respect to each Group, all employees actively engaged in the performance of services to, for or on behalf of any member of such Group as of the Distribution Date, including any employee who is not actively performing services because of (a) leave of absence or
     (b) disability, and the dependents of such persons (and, as applicable, the alternate payees of such persons). "Active Employees" includes, with respect to a Group, non-employee directors of Thermo Electron and Viasys providing services as a director to Thermo Electron or any member of the Thermo Electron Group and Viasys or any member of the Viasys Group, respectively, as of the Distribution Date.

          "AFFILIATE" means, with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that Thermo Electron (and its Subsidiaries) shall not be deemed to be Affiliates of Viasys (and its Subsidiaries), and vice versa, for purposes of this Agreement.

          "AGENT" means American Stock Transfer & Trust Company, as the distribution agent appointed by Thermo Electron to distribute the shares of Viasys Common Stock in connection with the Distribution.

          "ANCILLARY AGREEMENTS" means all of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby, including the Tax Matters Agreement, the Transition Services Agreement and the Promissory Note.

          "CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

          "COMMISSION" means the Securities and Exchange Commission.

          "DISTRIBUTED VIASYS PER SHARE AMOUNT" means the fraction of a share of Viasys Common Stock obtained by dividing the number of Distribution Shares (as defined in Section 4.1 hereof) by the total number of shares of Thermo Electron Common Stock outstanding as of 5:00 p.m., Boston Time, on the Distribution Record Date.

          "DISTRIBUTION" has the meaning ascribed to it in the Recitals.

          "DISTRIBUTION DATE" means the date of effecting the Distribution, as determined by the Thermo Electron Board.

          "DISTRIBUTION RECORD DATE" means the date determined by the Thermo Electron Board as of which the holders of Thermo Electron Common Stock and their respective stock holdings shall be determined for purposes of distributing Viasys Common Stock to such Thermo Electron stockholders.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "FORM 10" means the Registration Statement on Form 10 to be filed by Viasys with the Commission to effect the registration of the Viasys Common Stock pursuant to the Exchange Act.

          "GROUP" means the Thermo Electron Group or the Viasys Group.

          "INDEMNIFIABLE LOSSES" means all losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

          "INDEMNIFYING PARTY" means a Person who or which is obligated under this Agreement to provide indemnification.

          "INDEMNITEE" means a Person who or which may seek indemnification under this Agreement.

          "INFORMATION STATEMENT" means the Information Statement, constituting a part of the Form 10, in the form to be distributed to the holders of Thermo Electron Common Stock in connection with the Distribution, and as it may be amended or supplemented subsequent to such dissemination.

          "IRS RULING" means the letter dated February 2001 from the Internal Revenue Service to Thermo Electron in response to the Private Letter Ruling Request.

          "LIABILITIES" means any and all debts, liabilities and obligations, absolute or contingent, mature or unmature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto, and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

          "PRIVATE LETTER RULING REQUEST" means Thermo Electron's Request for Rulings Filed Under Section 355 of the Code dated April 7, 2000 filed with the Internal Revenue Service in connection with the Distribution, as amended.

          "PROMISSORY NOTE" means the promissory note of Viasys in favor of Thermo Electron substantially in the form attached hereto as EXHIBIT A, with such changes as may be mutually satisfactory to Thermo Electron and Viasys; such promissory note providing for, among other things, the repayment by Viasys to Thermo of a loan in the principal amount of [$33 million].

          "REPRESENTATIVE" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

          "SUBSIDIARY" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for purposes of this Agreement, Viasys and the Viasys Subsidiaries shall not be deemed to be Subsidiaries of Thermo Electron or any of the Thermo Electron Subsidiaries.

          "TAX MATTERS AGREEMENT" means the Tax Matters Agreement between Thermo Electron and Viasys substantially in the form attached hereto as EXHIBIT B, with such changes as may be mutually satisfactory to Thermo Electron and Viasys; such Tax Matters Agreement providing for, among other things, the allocation of certain liabilities with respect to federal, state and local income taxes and the procedures for filing returns with respect to such taxes.

          "THERMO ELECTRON BOARD" means the Board of Directors of Thermo Electron or a committee thereof.

          "THERMO ELECTRON BUSINESS" means all of the businesses and operations conducted at any time, whether prior to, on or after the Distribution Date, by any member of the Thermo Electron Group (including Kadant Inc. and its subsidiaries), other than the Viasys Business.

          "THERMO ELECTRON COMMON STOCK" means the Common Stock, $1.00 par value per share, of Thermo Electron.

          "THERMO ELECTRON GROUP" means Thermo Electron and the Thermo Electron Subsidiaries.

          "THERMO ELECTRON INDEMNITEES" means Thermo Electron, each Affiliate of Thermo Electron (including Kadant Inc. and its Subsidiaries) and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "THERMO ELECTRON SUBSIDIARIES" means all Subsidiaries of Thermo Electron, other than Viasys and the Viasys Subsidiaries.

          "THERMO ELECTRON TRADEMARKS" means the "Thermo" name and logo and related tradenames and marks used in the Viasys Business as of the Distribution Date

          "THIRD-PARTY CLAIM" means any claim, suit, arbitration, injury, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

          "TMO LETTER OF CREDIT GUARANTEES" means all of the obligations of any member of the Viasys Group under all letters of credit and other borrowings of any member of the Viasys Group that are subject to any guarantee, covenant, indemnity, letter of comfort or similar assurance provided by any member of the Thermo Electron Group (other than members of the Viasys Group) and that are outstanding as of the Distribution Date.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement between Thermo Electron and Viasys substantially in the form attached hereto as

     EXHIBIT C, with such changes as may be mutually satisfactory to Thermo Electron and Viasys; such Transition Services Agreement providing for Thermo Electron's provision to Viasys of various administrative services, including certain tax and legal, stock plan related, financial and other services.

          "VIASYS ASSETS" means all of the assets owned by any member of the Viasys Group immediately prior to the Distribution Date, excluding items to be retained by any member of the Thermo Electron Group pursuant to the Ancillary Agreements.

          "VIASYS BOARD" means the Board of Directors of Viasys.

          "VIASYS BUSINESS" means all of the businesses and operations conducted on or after the Distribution Date by any member of the Viasys Group, whether such businesses and operations were conducted prior to the Distribution Date by such member of the Viasys Group or by a predecessor, including Thermo Electron.

          "VIASYS COMMON STOCK" has the meaning ascribed to it in the Recitals.

          "VIASYS EXCHANGE RATIO" means a fraction, (a) the numerator of which is the closing sale price per share of Thermo Electron Common Stock (trading "regular way") on The New York Stock Exchange at the close of regular trading hours on the Distribution Date and (b) the denominator of which is the opening sale price per share of Viasys Common Stock on the New York Stock Exchange at the commencement of regular trading hours on the date that is the next business day after the Distribution Date.

          "VIASYS GROUP" means Viasys and the Viasys Subsidiaries.

          "VIASYS INDEMNITEES" means Viasys, each Affiliate of Viasys and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

          "VIASYS SUBSIDIARIES" means all Subsidiaries of Viasys.

                                   ARTICLE II

                        ACKNOWLEDGMENT OF MATERIAL FACTS

     2.1 ORGANIZATION. Thermo Electron and Viasys acknowledge that each is duly organized, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power to own their respective properties and assets and to carry on their respective businesses as presently conducted or contemplated. Thermo Electron is the owner of all of the issued and outstanding shares of Viasys Common Stock.

                                  ARTICLE III

                               PRELIMINARY ACTION

     3.1  COOPERATION PRIOR TO THE DISTRIBUTION.

          (a) ANCILLARY AGREEMENTS. Thermo Electron and Viasys shall use their respective reasonable efforts to cause, simultaneously with the execution and delivery of this Agreement, the execution and delivery by Thermo Electron and Viasys, or their respective Affiliates, of the Ancillary Agreements and any other agreements, instruments or other documents deemed necessary or desirable by the applicable parties to establish and govern their post-Distribution relationships.

          (b) FORM 10. Thermo Electron and Viasys have prepared, and Viasys has filed with the Commission, the Form 10, which includes the Information Statement, setting forth appropriate disclosure concerning Viasys, the Distribution and any other appropriate matters required to be stated therein. Thermo Electron and Viasys shall use their respective reasonable efforts to cause the Form 10 to become effective under the Exchange Act as promptly as reasonably practicable, and thereafter Thermo Electron or its agent shall promptly mail the Information Statement to all of the appropriate holders of Thermo Electron Common Stock.

          (c) LISTING. Thermo Electron and Viasys shall prepare, and Viasys shall file and pursue, an application to effect the listing of the Viasys Common Stock on the New York Stock Exchange.

          (d) BLUE SKY. Thermo Electron and Viasys shall use reasonable efforts to take all such actions as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

     3.2 CONSENTS. Each party hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements or the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments except as expressly represented, warranted or covenanted herein or in the Ancillary Agreements. Notwithstanding the foregoing, the parties shall use reasonable efforts to obtain all consents and approvals, to enter into all agreements and to make all filings and applications which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings or consents under federal or state laws and all necessary consents, approvals, agreements, filings and applications.

                                   ARTICLE IV

                                THE DISTRIBUTION

     4.1  THE DISTRIBUTION.

          (a) Prior to the Distribution Date Thermo Electron shall deliver to Viasys the certificates representing all of the outstanding shares of Viasys Common Stock owned by Thermo Electron as of 4:00 p.m., Boston Time on the Distribution Date (the "Distribution Shares"), and Viasys shall cancel such certificates. In exchange therefor, and upon receipt from the Agent of a certificate as to the number of shares of Thermo Electron Common Stock outstanding as of the Distribution Record Date, Viasys shall deliver to the Agent on the Distribution Date on behalf of Thermo Electron and for the benefit of the holders of record of Thermo Electron Common Stock as of the Distribution Record Date, an omnibus stock certificate representing the Distribution Shares. Effective as of 4:00 p.m., Boston Time, on the date of the delivery of such omnibus stock certificate to the Agent, ownership of the Viasys Common Stock held by Thermo Electron shall pass to Thermo Electron's stockholders. Thermo

Electron shall instruct the Agent to distribute, beginning on or promptly following the Distribution Date, to such holders of Thermo Electron Common Stock on the Distribution Record Date, certificates representing the Distributed Viasys per Share amount for every share of Thermo Electron Common Stock outstanding as of the Distribution Record Date. Viasys agrees to provide to the Agent sufficient certificates in such denominations as the Agent may request in order to effect the Distribution. All of the Distribution Shares shall be fully paid, nonassessable and free of preemptive rights. Holders of Thermo Electron Common Stock shall not be required to pay cash or other consideration for the Distribution Shares.

          (b) No fractional shares of Viasys Common Stock will be received by Thermo Electron stockholders. Instead, each Thermo Electron stockholder that would otherwise be entitled to a fractional share of Viasys Common Stock shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such stockholder's proportionate interest in the net proceeds from the sale by the Agent on behalf of all such Thermo Electron stockholders of the aggregate fractional shares of Viasys Common Stock that such stockholders would otherwise be entitled to receive. Any such sale shall be made by the Agent within five business days after the Distribution Date.

     4.2  THERMO ELECTRON BOARD ACTION.

          (a) The Thermo Electron Board shall establish in its sole discretion and in accordance with all applicable rules of the New York Stock Exchange, the Distribution Record Date, the Distribution Date and all appropriate procedures in connection with the Distribution.

          (b) After the declaration of the Distribution and until the Distribution Date, in its sole discretion for any reason, the Thermo Electron Board may rescind the declaration of the Distribution and postpone, withdraw, cancel or abandon the Distribution for any reason and simultaneously terminate this Agreement and the Ancillary Agreements. In the event of such termination, no party hereto or to any Ancillary Agreement shall have any Liability to any Person by reason of this Agreement or any Ancillary Agreement.

                                   ARTICLE V

                    SURVIVAL, ASSUMPTION AND INDEMNIFICATION

     5.1 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Distribution Date.


     5.2  ASSUMPTION AND INDEMNIFICATION.

          (a) Except as specifically otherwise provided in the Ancillary Agreements, Thermo Electron shall indemnify, defend and hold harmless the Viasys Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Thermo Electron Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date; (2) all Indemnifiable Losses incurred by Viasys as a consequence of any misstatement or omission of a material fact with respect to Thermo Electron based on information supplied by Thermo Electron in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution, and related transactions, including without limitation, the Information Statement and the Form 10; and (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of Thermo Electron Group contained in this Agreement or any of the Ancillary Agreements.

          (b) Except as specifically otherwise provided in the Ancillary Agreements, Viasys shall indemnify, defend and hold harmless the Thermo Electron Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the Viasys Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date; (2) all Indemnifiable Losses incurred by Thermo Electron as a consequence of any misstatement or omission of a material fact with respect to Viasys based on information supplied by Viasys in any documents or filings prepared for purposes of compliance or qualification under applicable securities laws in connection with the Distribution and related transactions, including without limitation, the Information Statement and the Form 10; (3) all Indemnifiable Losses arising from any breach of or failure to perform any obligation on the part of any member of the Viasys Group contained in this Agreement or any of the Ancillary Agreements; and (4) all Indemnifiable Losses arising from or relating to any obligations of any member of the Thermo Electron Group or its Representatives under any TMO Letter of Credit Guarantees.

          (c) If any Indemnifiable Loss arises from or relates to both the Thermo Electron Business and the Viasys Business, Thermo Electron shall indemnify the Viasys Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Thermo Electron Business than to the Viasys Business, and Viasys shall indemnify the Thermo Electron Indemnitees against any portion of such Indemnifiable Loss that pertains more directly to the Viasys Business than to the Thermo Electron Business.

          (d) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the Thermo Electron Group and any member of the Viasys Group (or any unit of the Viasys Business) for the provision after the Distribution of goods and services shall be governed by the terms of such arrangements and not by this Section.

     5.3  PROCEDURES FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS.

          (a) Viasys shall, and shall cause the other Viasys Indemnitees to, notify Thermo Electron in writing promptly after learning of any Third-Party Claim for which any Viasys Indemnitee intends to seek indemnification from Thermo Electron under this Agreement. Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, notify Viasys in writing promptly after learning of any Third-Party Claim for which any Thermo Electron

Indemnitee intends to seek indemnification from Viasys under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article V except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the information provided to the Indemnitee.

          (b) Except as otherwise provided in subsection (c) of this Section 5.3, an Indemnifying Party may, by notice to the Indemnitee and to Viasys, if Thermo Electron is the Indemnifying Party, or to Thermo Electron, if Viasys is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of its Group) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, except that such Indemnifying Party shall not require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnitee and of Viasys, if the Indemnitee is a Viasys Indemnitee, or of Thermo Electron, if the Indemnitee is a Thermo Electron Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense.

          (c) With respect to any Third-Party Claim, if there is a material conflict of interest between the Indemnifying Party and the Indemnitees involved, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. If an Indemnitee notifies an Indemnifying Party of a Third-Party Claim pursuant to this Section 5.3, and the Indemnifying Party does not take control of the defense or settlement thereof, or prior to the time that it does so take control, neither the Indemnifying Party nor the Indemnitees shall be entitled to control the defense or settlement thereof. In any such event, the Indemnifying Parties and the Indemnitees involved shall each be entitled to conduct their own investigation and defense, but the parties shall cooperate to conduct such investigation and defense as efficiently as possible. No Indemnitee may compromise or settle any Third-Party Claim described in this subsection as to which indemnification from an Indemnifying Party has or will be sought under this Agreement without the prior written consent of such Indemnifying Party.

          (d) If an Indemnifying Party is required to indemnify any Indemnitees with respect to a Third-Party Claim described in subsection (c) of this Section 5.3, such Indemnifying Party shall pay the reasonable attorneys' fees and expenses of one law firm representing the Indemnitees involved in each jurisdiction with respect thereto.

          (e) Viasys shall, and shall cause the other Viasys Indemnitees to, and Thermo Electron shall, and shall cause the other Thermo Electron Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof.

     5.4 REMEDIES CUMULATIVE. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 5.3 shall be the exclusive procedures governing any indemnity action brought under this Agreement or otherwise and relating to a Third-Party Claim, except as otherwise specifically provided in any of the Ancillary Agreements.

     5.5  RELEASE OF PRE-DISTRIBUTION CLAIMS.

          (a) Except as provided in Section 5.5(c), effective as of the Distribution Date, Viasys does hereby, for itself and each other member of the Viasys Group, and their respective Affiliates, successors and assigns, remise, release and forever discharge Thermo Electron, the members of the Thermo Electron Group, their respective Affiliates, successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the actions or decisions taken or omitted to be taken in connection with, and the other activities relating to, the structuring or implementation of the Distribution and the transfer of the Viasys Assets to the Viasys Group and the assumption by the Viasys Group of the Viasys Liabilities.

          (b) Except as provided in Section 5.5(c), effective as of the Distribution Date, Thermo Electron does hereby, for itself and each other member of the Thermo Electron Group, their respective Affiliates, successors and assigns, remise, release and forever discharge Viasys, the respective members of the Viasys Group, their respective Affiliates, successors and assigns, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Distribution and the transfer of the Viasys Assets to the Viasys Group and the assumption by the Viasys Group of the Viasys Liabilities.

          (c) Nothing contained in Section 5.5(a) or (b) shall impair any right of any Person to enforce this Agreement or the Ancillary Agreements, or any agreements, arrangements, commitments or understandings that are referred to herein or therein as not terminating as of the Distribution Date, in each case in accordance with its terms. Without limiting the foregoing, nothing contained in Section 5.5(a) or (b) shall release any Person from:

               (i) any Liability provided in or resulting from any agreement among any members of the Thermo Electron Group or the Viasys Group that is specified in Section 9.4(b) or in Schedule 9.4(b) as not to terminate as of the Distribution Date;

               (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

               (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement, which Liability shall be governed by the provisions of this Article V, or, if applicable, by the appropriate provisions of the Ancillary Agreements; or

               (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to Section 5.5(a) or
(b).

          (d) Viasys shall not make, and shall not permit any member of the Viasys Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Thermo Electron, any member of the Thermo Electron Group, or any other Person released pursuant to Section 5.5(a), with respect to any Liabilities released pursuant to Section 5.5(a). Thermo Electron shall not make, and shall not permit any member of the Thermo Electron Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Viasys or any member of the Viasys Group, or any other Person released pursuant to Section 5.5(b), with respect to any Liabilities released pursuant to Section 5.5(b).

          (e) It is the intent of each of Thermo Electron and Viasys by virtue of the provisions of this Section 5.5 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Viasys or any member of the Viasys Group, on the one hand, and Thermo Electron or any member of the Thermo Electron Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution
Date), except as expressly set forth in Section 5.5(c). At any time, at the request and expense of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

                                   ARTICLE VI

                              ADDITIONAL ASSURANCES

     6.1 MUTUAL ASSURANCES. Thermo Electron and Viasys agree to cooperate with respect to the implementation of this Agreement and the Ancillary Agreements and to execute such further documents and instruments as may be necessary to confirm the transactions contemplated hereby. Such cooperation may include joint meetings with corporate partners, suppliers, customers and others to assure the orderly transition of the business and assets contemplated hereby; provided, however, that nothing herein shall be deemed to obligate either Thermo Electron or Viasys to take any action or reach any understandings which may violate any applicable laws. Pursuant to the Tax Matters Agreement, Thermo Electron and Viasys agree that they will not take any action inconsistent with the facts and representations set forth in the Private Letter Ruling Request and the IRS Ruling and will use their reasonable efforts to cause such facts to remain true and correct and, if either Thermo Electron or Viasys shall take any such inconsistent action, or fail to use such reasonable efforts, it will indemnify the other party for any expense or Liability incurred as a consequence thereof. Thermo Electron and Viasys also agree that the Distribution is intended to qualify under Section 355 of the Code, and that the characterization of the transactions contemplated hereunder for tax purposes and the liability of the parties for taxes shall be governed by the Tax Matters Agreement. Except as otherwise specifically provided herein or as agreed between the parties from time to time, Thermo Electron and Viasys shall bear their own expenses associated with the Distribution.

                                  ARTICLE VII

                  CONDITIONS TO EFFECTIVENESS OF DISTRIBUTION

     The Distribution shall be subject to the implementation of the portions of this Agreement which are contemplated to become effective prior to the Distribution and to the satisfaction or waiver of the following conditions:

     7.1 BOARD APPROVAL. This Agreement and the Ancillary Agreements (including exhibits and schedules) shall have been approved by the Thermo Electron Board and the Viasys Board and shall have been executed and delivered by appropriate officers of Thermo Electron and Viasys.

     7.2 SECURITIES LAWS COMPLIANCE. The transactions contemplated hereby shall be in compliance with applicable federal and state securities laws.

     7.3 FORM 10 EFFECTIVE. The Form 10 shall have become effective under the Exchange Act, no temporary restraining order or injunction with respect thereto shall be in effect and no proceeding seeking such relief or seeking to suspend or otherwise rescind the effectiveness of the Form 10 shall be pending or threatened.

     7.4 CONSENTS. Thermo Electron shall have received such consents, and shall have received executed copies of such agreements or amendments of agreements, as it shall deem necessary in connection with the completion of the transactions contemplated by this Agreement.

     7.5 IRS RULING. The facts and representations set forth in the IRS Ruling, insofar as they relate to the Distribution, shall be true and accurate as of the Distribution Date.

     7.6 OTHER INSTRUMENTS. All action and other documents and instruments deemed necessary or advisable in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to Thermo Electron and Viasys.

     7.7 LEGAL PROCEEDINGS. No legal proceedings affecting or arising out of the transactions contemplated hereby or which could otherwise affect Thermo Electron or Viasys in a materially adverse manner shall have been commenced or threatened against Thermo Electron, Viasys or the directors or officers of either Thermo Electron or Viasys.

     7.8 MATERIAL CHANGES. No material adverse change shall have occurred with respect to Thermo Electron or Viasys, the securities markets or general economic or financial conditions which shall, in the reasonable judgment of Thermo Electron and Viasys, make the transactions contemplated by this Agreement inadvisable.

     7.9 NOTICE OF RECORD DATE. Thermo Electron shall have provided (a) The New York Stock Exchange with the prior written notice of the Distribution Record Date as provided by Rule 10b-17 of the Exchange Act and the rules and regulations of The New York Stock Exchange, (b) any and all notices required in connection with the Distribution under the Thermo Electron (i) 4-1/4% Convertible Subordinated Debentures due 2003, (ii) 4-1/2% Senior Convertible Debentures due 2003 (formerly Thermo Instrument Systems Inc.), (iii) 4% Convertible Subordinated Debentures due 2005 (formerly Thermo Instrument Systems Inc.), (iv) 0% Convertible Subordinated Debentures due 2003 (formerly Thermedics Inc.), (v) 2-7/8% Convertible Subordinated Debentures due 2003 (formerly Thermedics Inc.), (vi) 4-7/8% Convertible Subordinated Debentures due 2004 (formerly Thermo Ecotek Corporation), (vii) 4-5/8% Convertible Subordinated Debentures due 2003 (formerly Thermo TerraTech Corporation), and (viii) 3-1/4% Convertible Subordinated Debentures due 2007 (formerly ThermoTrex Corporation), and (c) any and all notices required under the ThermoLase LLC 4-3/8% Convertible Subordinated Debentures due 2004.

     7.10 OPINION OF HOULIHAN LOKEY. Houlihan Lokey shall have provided to the Board of Directors of Thermo Electron its written opinion as to the solvency of Thermo Electron and related matters immediately prior to and after giving effect to the Distribution and the distribution of shares of common stock of Kadant Inc. by Thermo Electron to the stockholders of Thermo Electron.

     7.11 SATISFACTION OR WAIVER OF CONDITIONS. Any determination made by the Board of Directors of Thermo Electron on behalf of either party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Article VII shall be conclusive.

                                  ARTICLE VIII

                       ACCESS TO INFORMATION AND SERVICES

     8.1 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Distribution Date, Thermo Electron shall deliver to Viasys all existing corporate records in the possession of Thermo Electron relating to Viasys, together with all active agreements and any active litigation files relating to the Viasys Business, except (a) to the extent such items are already in the possession of Viasys and (b) for such records as are necessary for the performance by the Thermo Electron Group of services under the Transition Services Agreement (in which case such records shall be delivered to Viasys as soon as practicable after termination or expiration of the Transition Services Agreement). Such records shall be the property of Viasys but shall be available to Thermo Electron for review and duplication until Thermo Electron shall notify Viasys in writing that such records are no longer of use to Thermo Electron.

     8.2 ACCESS TO INFORMATION. From and after the Distribution Date, Thermo Electron shall, and shall cause each of the other members of the Thermo Electron Group to, afford to the members of the Viasys Group and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Thermo Electron Group's possession relating to the business of the Viasys Group, insofar as such access is reasonably required by any member of the Viasys Group. Viasys shall, and shall cause each of the other members of the Viasys Group to, afford to the members of the Thermo Electron Group and their authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Viasys Group's possession relating to the business of the Thermo Electron Group as constituted after the Distribution, insofar as such access is reasonably required by any member of the Thermo Electron Group. Information may be requested under this Article VIII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing the transactions contemplated in this Agreement and the Ancillary Agreements.

     8.3 PRODUCTION OF WITNESSES. At all times from and after the Distribution Date, each of Thermo Electron and Viasys shall, and shall cause the other members of its respective Group to, use reasonable efforts to make available to the members of the other Group, upon written request, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with legal, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the pre-Distribution business of the Thermo Electron Group or the Viasys Group or relating to or in connection with the relationship between any member of the Thermo Electron Group and any member of the Viasys Group on or prior to the Distribution Date.

     8.4 REIMBURSEMENT. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Information to the other party under this
Article VIII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information.

     8.5 RETENTION OF RECORDS. For a period of seven (7) years following the Distribution Date, each of Thermo Electron and Viasys shall retain all Information relating to the other, except as otherwise required by law or set forth in an Ancillary Agreement or except to the extent that such Information is in the public domain or in the possession of the other party; provided, that, after the expiration of such retention period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (i) the party proposing to destroy or otherwise dispose of such Information shall provide no less than 90 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the party requesting such Information.

     8.6 CONFIDENTIALITY. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential, and shall use its reasonable efforts to cause its Affiliates and Representatives to keep strictly confidential, any Information of or concerning the other party which it or any of its Affiliates or Representatives may acquire pursuant to, or in the course of performing its obligations under, any provisions of this Agreement or any Ancillary Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to Information which: (i) at the time of disclosure was in the public domain, not as a result of improper acts by the receiving party; (ii) is received by the receiving party from a third party who did not receive such Information from the disclosing party under an obligation of confidentiality; or
(iii) is compelled to be disclosed by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law. Notwithstanding the foregoing, each of Thermo Electron and Viasys shall be deemed to have satisfied its obligations under this Section 8.6 with respect to any Information if it exercises the same care with regard to such Information as it takes to preserve the confidentiality of its own similar Information.

                                   ARTICLE IX

                                    COVENANTS

     9.1 LISTING. For so long as Viasys has a class of securities registered under Section 12 of the Exchange Act, Viasys hereby agrees to use its reasonable efforts to effect and maintain the listing of the Viasys Common Stock on The American Stock Exchange, The Nasdaq National Market or the New York Stock Exchange.

     9.2 ANCILLARY AGREEMENTS. The parties agree that they shall comply with and provide all services and take any and all actions required to be provided or taken by the terms of any and all of the Ancillary Agreements following the Distribution.

     9.3  USE OF THERMO ELECTRON TRADEMARKS.

          (a) Thermo Electron hereby grants the Viasys Group a nonexclusive, nontransferable license to use the Thermo Electron Trademarks solely in connection with the operation of the Viasys Business. Viasys acknowledges, on its behalf and on behalf of the other members of the Viasys Group that Thermo Electron owns all rights in the Thermo Electron Trademarks. From and after the Distribution Date, the Viasys Group shall have no rights to the Thermo Electron Trademarks except for the limited license granted pursuant to this Section 9.3.

          (b) Within 180 days following the Distribution Date, Viasys and each member of the Viasys Group shall cease all use of the Thermo Electron Trademarks as part of any corporate name or logo, tradename, and/or trademark or service mark, including, without limitation, on any signs, letterhead, business cards, invoices and other business forms, telephone directory listings and promotional materials.

          (c) During the 180-day period set forth in Section 9.3(b), Viasys shall maintain the same standards of quality for products and services provided under the Thermo Electron Trademarks as previously provided by Thermo Electron and its Subsidiaries. During such period, Thermo Electron shall have the right to monitor Viasys's use of the Thermo Electron Trademarks and shall be able to control the quality of any Viasys products and/or services that bear the Thermo Electron Trademarks.

     9.4  TERMINATION OF INTERCOMPANY AGREEMENTS.

          (a) Viasys and each member of the Viasys Group, on the one hand, and Thermo Electron and each member of the Thermo Electron Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Viasys and/or any member of the Viasys Group, on the one hand, and Thermo Electron and/or any member of the Thermo Electron Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each Party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

          (b) The provisions of Section 9.4(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement or any of the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on SCHEDULE 9.4(b) hereto; (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party; (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any of the Ancillary Agreements expressly contemplates will survive the Distribution Date.

     9.5 NAME CHANGES. Viasys hereby agrees to cause each of its Subsidiaries, including but not limited to Thermo Polymer LLC, to cease using the term "Thermo" or "TMO" in its name by no later than December 31, 2001.

     9.6 TREATMENT OF STOCK OPTIONS. All outstanding options to purchase shares of Thermo Electron Common Stock (Current "TMO Options") held immediately prior to the Distribution Date by Active Employees of the Viasys Group shall be assumed by Viasys and shall be adjusted as follows: (i) each such Current TMO Option shall be exercisable, on the same terms and conditions as were applicable under such Current TMO Option (including those relating to vesting and expiration of such Current TMO Option) on the Distribution Date, under the Viasys Equity Incentive Plan to purchase such number of shares of Viasys Common Stock as is equal to the number of shares of Thermo Electron Common Stock covered by such Current TMO Option immediately prior to the Distribution Date multiplied by the Viasys Exchange Ratio (rounded down to the nearest whole share), and (ii) the exercise price per share under such Current TMO Option shall equal the exercise price per share of Thermo Electron Common Stock purchasable pursuant to such Current TMO Option immediately prior to the Distribution Date divided by the Viasys Exchange Ratio, with such quotient then rounded down to the nearest whole cent. As soon as practicable after the Distribution Date, Viasys shall deliver to each Active Employee of the Viasys Group appropriate notice setting forth the adjustments made to his or her Current TMO Options pursuant to this Section 9.6. Each of Thermo Electron and Viasys agrees to take all corporate action necessary to effectuate and carry out the intent and purposes of this Section 9.6.

     9.7 TREATMENT OF RESTRICTED STOCK. Pursuant to arrangements agreed upon among Thermo Electron, Viasys and the Active Employees of the Viasys Group who hold restricted shares of Thermo Electron Common Stock, effective as of the Distribution Date all such restricted shares immediately prior to the Distribution Date by such Active Employees shall be exchanged for a number of restricted shares of Viasys Common Stock equal to the number of such restricted shares of Thermo Electron Common Stock being exchanged multiplied by the Viasys Exchange Ratio. The restricted shares of Viasys Common Stock so issued shall be subject to terms and conditions equivalent to those applicable to the restricted shares of Thermo Electron Common Stock, as effective immediately prior to the Distribution Date.

     9.8 OBLIGATIONS UNDER LETTERS OF CREDIT. On or before six months from the Distribution Date (the "Release Date"), Viasys shall have arranged for the termination of, or replacement arrangements (including, to the extent required, guarantees and letters of credit from Viasys's lender) reasonably satisfactory to Thermo Electron with respect to, all TMO Letter of Credit Guarantees continuing in effect on and after the Release Date. Such terminations and/or replacement arrangements shall include or have the effect of providing a full and complete release of Thermo Electron, all other members of the Thermo Electron Group and the Representatives of the Thermo Electron Group (other than the members of the Viasys Group) of all of the obligations of the Thermo Electron Group and its Representatives under, or in connection with, the TMO Letter of Credit Guarantees.

     9.9 STOCKHOLDER APPROVAL OF PLANS. After the Distribution Date, Viasys shall call a meeting of its stockholders for the purpose of ratifying the adoption of the Viasys Equity Incentive Plan and the Viasys Employee Stock Purchase Plan by the Viasys Board of Directors. Such stockholder meeting shall occur no later than October __, 2002.

     9.10 COMMUNICATIONS WITH IRS. Viasys hereby agrees that it shall not engage in any communications with the Internal Revenue Service regarding the Distribution or the tax-free treatment of the Distribution without the prior written approval of Thermo Electron.

                                   ARTICLE X

                        NO REPRESENTATIONS OR WARRANTIES

     10.1 NO REPRESENTATIONS OR WARRANTIES. Viasys acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Viasys Business, and Thermo Electron acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Thermo Electron Business. Viasys understands and agrees that no member of the Thermo Electron Group is, in this Agreement or in any other agreement or document, representing or warranting to Viasys or any member of the Viasys Group in any way as to the Viasys Assets, the Viasys Business or the Liabilities of the Viasys Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that Viasys and each member of the Viasys Group shall take all of the Viasys Assets "as is, where is." Viasys and each member of the Viasys Group shall bear the economic and legal risk that conveyances of the Viasys Assets shall prove to be insufficient, that the title of any member of the Viasys Group to any Viasys Assets shall be other than good and marketable and free from encumbrances or that results from the failure of Viasys or any member of the Viasys Group to obtain any consents or approvals relating to the Viasys Business required in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

     11.2 CONSTRUCTION. Each provision of this Agreement shall be interpreted in a manner to be effective and valid to the fullest extent permissible under applicable law. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement which shall remain in full force and effect.

     11.3 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement.

     11.4 EXHIBITS. Exhibits to this Agreement shall be deemed to be an integral part hereof, and schedules or exhibits to such Exhibits shall be deemed to be an integral part thereof. Except as otherwise specifically provided therein, all provisions of this Article XI shall apply to each agreement constituting an Ancillary Agreement or to which reference is made herein.

     11.5 AMENDMENTS; WAIVERS. This Agreement may be amended or modified only in writing executed on behalf of Thermo Electron and Viasys. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

     11.6 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, if mailed by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, in all cases to the parties as follows:

                      Thermo Electron Corporation
                      81 Wyman Street
                      P.O. Box 9046
                      Waltham, MA 02454-9046
                      Attention: Chief Executive Officer
                      Telephone: (781) 622-1000
                      Telecopier: (781) 622-1283

                or to:

                      Viasys Healthcare Inc.
                      700 South Henderson Road, Suite 202

                      King of Prussia, Pennsylvania 19406
                      Telephone: (610) 992-5881
                      Telecopier:

     11.7 SUCCESSORS AND ASSIGNS. This Agreement and any of the rights and obligations of each party hereunder shall not be assigned, in whole or in part, without the prior written consent of the other party, provided that either party may sell, assign, transfer, delegate or otherwise dispose of its rights and obligations hereunder in connection with its merger or consolidation or the sale of substantially all of its assets. This Agreement shall be binding upon the parties and their respective successors and assigns to the extent such assignments are in accordance with this Section 11.7.

     11.8 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

     11.9 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Sections
5.2 and 5.3 relating to Indemnitees, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

     11.10 COMPLETE AGREEMENT. This Agreement, the Exhibits and any schedules hereto and the Ancillary Agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. All matters arising out of the Distribution relating to taxes shall be governed by the Tax Matters Agreement. In the event of any inconsistency between the Tax Matters Agreement and this Agreement with respect to such matters, the Tax Matters Agreement shall govern.

     11.11 DISPUTE RESOLUTION.

          (a) GENERAL. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement or any of the Ancillary Agreements or the interpretation of this Agreement or any of the Ancillary Agreements, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 11.11.

          (b)  ARBITRATION.

               (i)  Any party hereto may submit any matter referred to in
Section 11.11(a) to arbitration by notifying the other party, in writing, of such dispute. Within 30 days after receipt of such notice, the parties shall designate in writing one arbitrator to resolve the dispute; PROVIDED, that if the parties cannot agree on an arbitrator within such 30-day period, the arbitrator shall be selected by the Boston, Massachusetts, Office of the American Arbitration Association. The arbitrator shall be a retired federal or state judge, and shall not be an Affiliate, Representative, employee, consultant, officer, director or stockholder of any party hereto. If neither the parties nor the Boston, Massachusetts, Office of the American Arbitration Association is able to identify an individual to serve as the arbitrator, the Boston, Massachusetts, Office of the American Arbitration Association shall select an arbitrator from the CPC Panel of Distinguished Neutrals of the CPR Institute for Dispute Resolution.

               (ii) Within 30 days after the designation of the arbitrator, the arbitrator and the parties hereto shall meet, at which time the parties shall be required to set forth in writing all disputed issues and a proposed ruling on the merits of each such issue.

               (iii) The arbitrator shall set a date for a hearing, which shall be no later than 45 days after the submission of written proposals pursuant to
Section 11.11(b)(ii), to discuss each of the issues identified by the parties. Each party hereto shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; PROVIDED, HOWEVER, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence and the arbitration shall be conducted by a single arbitrator.

               (iv) The arbitrator shall use his or her reasonable efforts to rule on each disputed issue within 30 days after the completion of the hearings described in Section 11.11(b)(iii). The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties.

               (v) The attorneys' fees of the parties hereto in any arbitration, the fees of the arbitrator, and the costs and expenses of the arbitration shall be borne by the parties as determined by the arbitrator.

               (vi) Any arbitration pursuant to this Section 11.11 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and shall be final and binding upon the parties hereto.

               (vii) Notwithstanding the foregoing, nothing in this Section
11.11 shall be construed as limiting in any way the right of a party hereto to seek a temporary restraining order or other injunctive relief with respect to any actual or threatened breach of this Agreement or any Ancillary Agreement from a court of competent jurisdiction. Should any party to this Agreement seek a temporary restraining order or other injunctive relief, then for purposes of determining whether to grant such temporary restraining order or other injunctive relief, the dispute underlying the request for such temporary restraining order or other injunctive relief may be heard by such court of competent jurisdiction.

     11.12 EXPENSES. Except as otherwise specifically provided in this Agreement and the Ancillary Agreements, Thermo Electron and Viasys shall each bear their own costs and expenses incurred in connection with the transactions contemplated hereby and by the Ancillary Agreements (including the fees and expenses of the Agent and of all counsel, accountants and financial and other advisors).

     11.13 FORCE MAJEURE. Neither party shall be considered in default in performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its reasonable control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, changes in laws, regulations or orders, other events or situations which the party was unable to prevent or overcome despite the exercise of due diligence.

     Without limiting the foregoing, Thermo Electron and Viasys hereby agree that: (a) Thermo Electron shall pay all expenses directly relating to the distribution of its Viasys Common Stock as a dividend to Thermo Electron's stockholders, including but not limited to expenses of the Agent in connection with the Distribution, all expenses of any advisors retained by Thermo Electron to assist Thermo Electron with the placement of the dividend shares and all legal, travel and other expenses incurred in connection with the preparation and presentation of the "road show" relating to the Distribution and the preparation, printing and distribution of the Information Statement: and (b) Viasys shall pay all expenses relating to the listing and trading of Viasys Common Stock on any stock exchange, rights plan and other corporate actions effected in connection with the Distribution, including but not limited to expenses of any advisors retained by Viasys in connection with coverage of the Viasys Common Stock.

     11.14 COMPLIANCE WITH LAW. Nothing in this Agreement shall require either party to take any action or omit to take any action in violation of applicable law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        THERMO ELECTRON CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        VIASYS HEALTHCARE INC.


                                        By:
                                           -------------------------------------
                                           Randy H. Thurman
                                           President and Chief Executive Officer

                                 SCHEDULE 9.4(b)

(1)  Operating Lease for Nicolet

(2)  Agreement Between Trex Medical and Tecomet

(3) Sub-lease Between Thermo Electron and VIASYS relating to the facility at 470 Wildwood Avenue in Woburn, Massachusetts

(4) Sub-lease Between Thermo Electron and VIASYS relating to the facility at 205 Wildwood Avenue in Woburn, Massachusetts